UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         Current Report

               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report:               April 24, 2000

                           WESTVACO CORPORATION
         (Exact Name of Registrant as Specified in Its Charter)
 DELAWARE                            1-3013              13-1466285
(State or other)                   (Commission         (I.R.S. Employer
 jurisdiction                       File Number)       Identification No.)
  of incorporation)


     299 PARK AVENUE, NEW YORK, NEW YORK     10171
                                             (Zip Code)



Registrant's telephone number, including area code  (212)  688-5000



ITEM 5.   OTHER EVENTS

Westvaco issued a news release on April 24, 2000, announcing a definitive agreement to acquire IMPAC Group, Inc., a leading global supplier of high-value specialty packaging and printing solutions for a wide variety of consumer product markets including entertainment, cosmetics and health and beauty aids. The purchase price for IMPAC, which has production facilities in the United States and Europe, is approximately $500 million, including the assumption of $294 million in net debt and preferred stock. Westvaco intends to refinance substantially all of IMPAC's debt and redeem all preferred stock as soon as practicable after the acquisition closes, which is expected to occur by mid-2000. A copy of the news release is filed as
Exhibit 99a.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99 News release issued by the Company on April 24, 2000




                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WESTVACO CORPORATION

                               By _______________________
                                      John W. Hetherington
                                      Vice President and Secretary
Date:  April 24, 2000


                          EXHIBIT INDEX


                                                                 Page No.

Exhibit 99 News release issued by the Company on April 24, 2000  4-7